SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (“Agreement”) is entered into by and between Dough Bros., Inc., John Allen, Drew Allen, and Matt Allen (individually and collectively “Dough Bros.”) and Edesia Emprise, LLC, Cono Italiano, Inc. (“Cono Italiano”), Mitchell Brown, John Jacobs and Ramona Fantini (individually and collectively “Edesia”). This Agreement shall be effective October 22, 2009 (the “Effective Date”).

Recitals

1.           In or about January, 2009, Taylor’s Bakery entered into an agreement with Edesia to become a third-party manufacturer of pizza cones for Edesia. On or about March 8, 2009, that agreement was amended to name the newly-incorporated entity, Dough Bros. The January, 2009, agreement and its March, 2009, amendment shall be referred to in this Agreement as the “Contract.”

2.           Pursuant to the Contract, Edesia leased certain equipment to Dough Bros. for $1.00 per month, a complete and accurate list of which is attached as Exhibit A. The equipment listed in Exhibit A shall be referred to in this Agreement as the “Equipment.”

3.           Dough Bros. contends that it undertook certain actions pursuant to and in furtherance of the Contract, including acquiring space, constructing a walk-in freezer, and manufacturing and shipping pizza cones to Edesia. Dough Bros. contends that it has not been paid in full for the pizza cones it manufactured and Shipped to Edesia.

4.           Both parties deny any and all liability resulting from the Contract or otherwise.

5.           Dough Bros. and Edesia desire to terminate the Contract and to otherwise fully and finally end their business relationships.

6.           In order to avoid the burden and expense of litigation, the parties to this Agreement now desire to mutually release all claims they may have or could assert against each other under the Contract or otherwise as of the Effective Date of this Agreement.

Agreement

In consideration of the matters set forth in the Recitals, the terms, covenants and promises contained in this Agreement, and the actions taken pursuant thereto, and all other good and valuable consideration, the sufficiency of which is hereby acknowledged, Dough Bros. and Edesia (the “Parties”) agree as follows:

1.           Payment to Dough Bros; Promissory Note. Dough Bros. shall execute this Agreement and deliver the signatures to counsel for Edesia, David W. Barrett, Baker & Daniels, 600 E. 96th Street, Suite 600, Indianapolis, IN 46240. Within three business days of Dough Bros.’s delivery of the fully-executed Agreement, Edesia shall pay to Dough Bros. Forty Thousand One Hundred Seventy-five Dollars and Twenty Cents ($40,175.20) (the “Payment”). The Payment shall be wired to the Trust Account for Bingham McHale LLP and held in such Trust Account until released pursuant to paragraph 5 below. In addition, Cono Italiano shall issue a promissory note in favor of Dough Bros. for Three Thousand One Hundred Twenty-five and no/100 Dollars ($3,125.00) (the “Note”). That Note shall be personally guaranteed by Mitchell Brown, John Jacobs, and Ramona Fantini. Although each of Brown, Jacobs, and Fantini will be jointly and severally liable for repayment of the Note if not paid by Cono Italiano, Dough Bros. must make a good faith effort to collect from Brown for at least thirty (30) calendar days before commencing collection proceedings against Jacobs and/or Fantini.

2.           Release by Dough Bros. Dough Bros., for itself, themselves and for its, his or their predecessors, successors, assigns, parents, members and affiliates, and its and their past and present shareholders, directors, officers, managers, employees, attorneys, advisors, representatives and agents, including but not limited to John Allen, Drew Allen and Matt Allen (all of them individually and in such official capacities as each may hold) (collectively, “Dough Bros. Releasors”) hereby RELEASE and FOREVER DISCHARGE Edesia and its, his, her or their predecessors, successors, assigns, parents, members and affiliates and its or their past and present shareholders, directors, officers, managers, employees, attorneys, advisors, representatives and agents, including but not limited to Mitchell Brown, John Jacobs, and Ramona Fantini (all of them individually and in such official capacities as each may hold) (collectively, “Edesia Releasees”), of and from any and all claims (including therein all actions, rights, causes of action, proceedings, demands, accounts, damages, debts, loans, liens, security interests, costs, expenses, attorneys’ or other fees, liabilities, contracts, judgments, obligations, complaints or suits), of any kind or nature whatsoever, whether known or unknown, asserted or unasserted, intentional or unintentional, and arising out of anything directly or indirectly said, done or omitted on or before the Effective Date of this Agreement.

3.           Release by Edesia. Edesia, for itself, themselves and for its, his, her or their predecessors, successors, assigns, parents, members and affiliates, and its and their past and present shareholders, directors, officers, managers, owners, members, employees, attorneys, advisors, representatives and agents, including but not limited to Mitchell Brown, John Jacobs and Ramona Fantini (all of them individually and in such official capacities as each may hold) (collectively, “Edesia Releasors”) hereby RELEASE and FOREVER DISCHARGE Dough Bros. and its, his or their predecessors, successors, assigns, parents, members and affiliates and its or their past and present shareholders, directors, officers, managers, employees, owners, members, attorneys, advisors, representatives and agents, including but not limited to Taylor’s Inc., John Allen, Drew Allen, and Matt Allen (all of them individually and in such official capacities as each may hold) (“Dough Bros. Releasees”), of and from any and all claims (including therein all actions, rights, causes of action, proceedings, demands, accounts, damages, debts, loans, liens, security interests, costs, expenses, attorneys’ or other fees, liabilities, contracts, judgments, obligations, complaints or suits), of any kind or nature whatsoever, whether known or unknown, asserted or unasserted, intentional or unintentional, and arising out of anything directly or indirectly said, done or omitted on or before the Effective Date of this Agreement.

4.           Acknowledgement of No Contractual Relationship. The Parties mutually understand, acknowledge and agree that, as of and after the Effective Date of this Agreement, they shall have no contractual or other relationship with one another. The Parties expressly agree, however, that the Cono Italiano Inc./Edesia Emprise LLC Confidentiality And Loyalty Agreements executed by John Allen, Drew Allen, and Matthew Allen, attached hereto as Exhibit C (collectively, “Confidentiality And Loyalty Agreements”), remain in effect to the extent that they prohibit John Allen, Drew Allen, and/or Matthew Allen from disclosing any confidential and/or proprietary information obtained during the Parties’ business relationship. Any other agreement between or among the Parties, or claimed agreement or understanding, whether written or unwritten, between the parties is hereby rendered null, void and of no further effect.

5.           Return of Equipment to Edesia. As of the date that this Agreement has been signed, Edesia and Dough Bros. have met at Dough Bros.’ place of business in order for Edesia to inspect the Equipment. By signing this Agreement, Edesia agrees that the Equipment is in acceptable condition. Additionally, by signing this Agreement, Edesia agrees to the release of the Payment from the Bingham McHale Trust Account to Dough Bros and to the delivery of the Note to Dough Bros. By signing this Agreement, Dough Bros. agrees that it has reached an acceptable arrangement with Edesia for the uninstallation and removal of the Equipment, and Dough Bros. further agrees that Edesia may remove the Equipment from its premises and that Dough Bros. has no further claim against, or related to, the Equipment.

6.           Confidentiality. It is further understood and agreed that the Parties and their attorneys shall keep confidential this Agreement and its contents and shall not disclose the Agreement, its existence, or terms thereof to any person, corporation, or other entity other than the Parties and their respective counsel, except to the extent necessary for the Parties to receive financial and/or tax advice. In such case, the Parties agree that they will advise anyone with whom they share information regarding this Agreement in the course of seeking financial and/or tax advice of the confidential nature of this Agreement.

7.           Attorneys’ Fees. If any party knowingly or intentionally violates the terms described in paragraphs 1, 5, 6, and/or 8 of this Agreement, in addition to other available remedies the other party shall be entitled to, the prevailing party in any enforcement action shall be entitled to recover from the other party all costs incurred in connection with such enforcement action, including but not limited to reasonable attorneys’ fees.

8.           Non-Disparagement. The Parties shall refrain from making, or causing to be made, any disparaging or derogatory statements, either orally or in writing, about one another (including affiliated persons) in public, and from otherwise communicating for public dissemination any information damaging or potentially damaging to the business or reputation of the other. If any party knowingly or intentionally violates the terms of this paragraph 8, in addition to other available remedies the other party shall be entitled to injunctive relief to enforce such terms against the breaching party. The prevailing party in any such injunctive proceedings shall be entitled to recover from the other party all costs incurred in connection with such enforcement action, including but not limited to reasonable attorneys’ fees.

9.           No Admission of Liability. This Agreement is entered into in order to resolve and settle all claims and potential claims between the Parties. Nothing in this Agreement or in the conduct of the Parties arising from this Agreement shall be considered an admission of liability of any kind, and the Parties expressly deny any and all such liability.

10.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to its choice of law principles.

11.         Integration. This Agreement and its Exhibits contain the entire Agreement between the Parties, and fully supersede any and all prior agreements or understandings between the Parties pertaining to the subject matter hereof, and no statements, promises or inducements made by or on behalf of a party or counsel for a party that are not contained herein shall be binding. No amendment or modification to this Agreement shall be effective unless and until agreed to in writing and signed by both the party against whom the amendment or modification is sought to be enforced and by its attorneys to indicate their review and approval as to form.

12.         Construction of Terms/Severability. If any provision of this Agreement or any construction or application of any provision of this Agreement is held to be unenforceable or invalid for any reason, the validity of all the remaining provisions shall not be affected. The rights or obligations of each of the Parties shall be construed and enforced as if the Agreement did not contain such invalid provision or, as the case may be, invalid construction or application of such provision; provided, however, that such resulting construction and enforcement shall be generally consistent with the basic purpose of this Agreement. For this purpose, “provision” refers to any word, phrase, part, term or other portion of this Agreement.

13.         Negotiated Agreement, Attorney Consultation. Each of the Parties has read this Agreement, has consulted with an attorney of his, her, or its own selection concerning this Agreement, and knows and understands its terms and contents. In view of such reading, counseling and understanding, and because each party also has had the opportunity to negotiate fully the terms of this Agreement, its terms shall be interpreted and construed without any presumption or inferences against a party causing this Agreement or any part of it to be drafted.

14.         Authority to Execute Agreement. Each person signing this Agreement on behalf of a party or parties represents and warrants that he or she is duly and fully authorized to enter into and execute this Agreement and that all of its terms are binding commitments on behalf of himself and the party for which he or she purports to act.

15.         Binding on Successors, Etc. This Agreement shall inure to the benefit of and be binding upon the heirs, administrators, successors and assigns of each of the Parties.

16.         No Assignment or Transfer of Claims. The Parties each warrant and represent that no other person or entity has any interest in the matters addressed in this Agreement, and that he, she, or it has not assigned or transferred, or purported to transfer, to any person or entity, any claim or any portion thereof or interest therein.

17.         Multiple Counterparts, Facsimile Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute one Agreement. A facsimile signature shall be equivalent to and as binding as an original signature.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates indicated below.

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DOUGH BROS., INC.

By:		on October 22, 2009

Title:	SECRETARY

JOHN ALLEN

on October 22, 2009

MATT ALLEN

on October 22, 2009

DREW ALLEN

on October 22, 2009

EDESIA EMPRISE, LLC

By:		on October 22, 2009

Title:	Authorized Signor

CONO ITALIANO, INC.

By:		on October 22, 2009

Title:	CEO

JOHN JACOBS

on October 22, 2009

RAMONA FANTINI

on October 22, 2009

MITCHELL BROWN

on October 22, 2009

REVIEWED AND APPROVED AS TO FORM:

David W. Barrett, Attorney for Edesia Baker & Daniels LLP 600 East 96th Street, Suite 600 Indianapolis, IN 46240 (317) 569-4657	Gregory A. Neibarger, Attorney for Dough Bros. Bingham McHale LLP 2700 Market Tower 10 West Market Street Indianapolis, IN 46204 (317) 635-8900

EXHIBIT A

Equipment List

l) Cono Machine 007 08
2) 1 Automatic Spiral Mixer 2 Speeds C-062.1 .067
3) 1 Dell Oro Shaper F352.1.035
4) 1 Dell Oro Divider F460.4.126
5) 1 Dell Oro Sheeter F330.2.027
6) Auto Cone Filling Machine
7) Ingersoll Rand Compressor 08812220060 item#2475n7.5
8) 4 rolling stainless steel carts
9) 36 Sheet with Holes Door Coni (This is the “pans with holes in them” that fit item 8.
10) 1 Packer Air Adjustable (This is attached to (or part of) item 7)
11) Referigerated Air Dryer item# 3YA53 (This is attached to (or part of) item 7)
12) Filter Air Line 3/4 In #4ZL51 (This is attached to (or part of) item 7)
13) Flexible Metal Hose 3/4 IN DIA,I8 IN L #G075CM180 (This is attached to (or part of) item 7)
14) 12 Magna Rolling Racks
15) 1 Water Dozer
16) 3 Rubber Maid Cone Carts
17) 1 Cone Warmers
18) 1 Desk (composed of 2 black file cabinets)
19) 1 Chair